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                                    EXHIBIT 4

                              WILLIAMS-SONOMA, INC.

                       2000 NONQUALIFIED STOCK OPTION PLAN


1.       PURPOSE.

         The purpose of this Plan is to secure for the Company and its shareholders the benefits arising from stock ownership by selected Employees of the Company who are not Officers or Directors. The Plan will provide a means whereby such Employees may purchase shares of the Common Stock pursuant to the Options.

2.       DEFINITIONS.

         For purposes of this Plan, the following terms shall have the definitions set forth below:

         (a) "Company" means Williams-Sonoma, Inc., a California company, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Subsidiaries.

         (b) "Common Stock" means the common stock of Williams-Sonoma, Inc., $.01 par value per share, or any security issued in substitution, exchange or in lieu thereof.

         (c) "Director" means a member of the Board of Directors of the Company.

         (d) "Employee" means any employee (as defined in accordance with Section 3401 of the Internal Revenue Code of 1986, as amended).

         (e) "Officer" means the Company's chief executive officer, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company, including any officer of a subsidiary of the Company who performs such functions for the Company.

         (f) "Option" means any option granted under the Plan, which options shall be nonqualified stock options that are intended not to be and is specifically designed as not being incentive stock option as contemplated by
Section 422 of the Internal Revenue Code of 1986, as amended.

         (g) "Plan" means the Williams-Sonoma, Inc. 2000 Nonqualified Stock Option Plan, as it may be amended from time to time.

         (h) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


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3.       ADMINISTRATION.

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company consisting of two or more Directors, all of whom shall be "nonemployee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or unanimous written consent of its members.

         Subject to the provisions of the Plan, the Committee shall have the authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each Option, the Option price, the number of installments, if any, in which each Option may be exercised, and the duration of each Option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, (vi) to amend the terms of any outstanding Option, with consent of the Option holder, and (vii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

4.       SHARES SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 16, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of Common Stock which may be issued upon exercise of all Options under the Plan shall not exceed one million, five hundred thousand (1,500,000) shares of Common Stock. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for Options to be granted under the Plan.

5.       ELIGIBILITY AND PARTICIPATION.

         All Employees of the Company who are not Officers or Directors shall be eligible for selection to participate in the Plan. An individual who has been granted an Option may, if such individual is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine, subject to the other provisions of the Plan. Options may be granted to persons who have agreed in writing to become Employees at the time of the grant and who become Employees within 120 days thereafter. Spouses to whom an Option is transferred pursuant to a qualified domestic relations order pursuant to Section 11 shall also be eligible to participate in the Plan with regard to such Option, but only to the extent the original Option holder would have been able to participate had such original Option holder continued to hold the Option, and to the extent permitted by the Committee or by the terms of the Option agreement.

6.       DURATION OF OPTIONS.

         Each Option and all rights associated therewith shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that all Options shall expire within ten
(10) years from the date on which such Options are granted.

7.       PURCHASE PRICE.

         The purchase price of the Common Stock covered by each Option shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value of the Stock (as determined under Section 9) on the date of grant. The purchase price of the Common Stock upon exercise of an Option shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Option holder for a period of at least six months, valued at their fair market value, as determined in accordance with Section 9, or (iii) if authorized by the Committee, (x) by a promissory note made by Option holder in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the Common Stock issuable upon exercise or other


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property, or (y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with Section 9) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

8.       EXERCISE OF OPTIONS.

         In no event shall any Option be exercisable earlier than six months after the date of grant except in the case of the death or disability of the Option holder, in which case such Option may be exercisable in accordance with
Section 14. Each Option may be exercisable in full upon the expiration of such six month period or in such installments during the period prior to its expiration date as the Committee shall determine. Furthermore, unless otherwise determined by the Committee, if the Option holder shall not in any given installment period purchase all of the shares which the Option holder is entitled to purchase in such installment period, then the Option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Option. No Option may be exercised for a fraction of a share and no partial exercise of any Option may be for less than (i) one hundred (100) shares of Common Stock or (ii) the total number of shares of Common Stock then eligible for purchase upon exercise, if less than one hundred (100) shares of Common Stock.

9.       FAIR MARKET VALUE OF COMMON STOCK.

         The fair market value of a share of Common Stock shall be determined for purposes of the Plan by reference to the closing price on the New York Stock Exchange or such other stock exchange on which the Common Stock is then listed or, if not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share of Common Stock as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the Option is granted (which, for all purposes, shall be the date on which the Committee makes the determination granting the Option) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

10.      WITHOLDING TAX.

         Upon the exercise of the Options, the Company shall have the right to require the Employee or other person exercising the Option to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise.

11.      NONTRANSFERABILITY.

         Options, by their terms, shall be non-transferable by the Option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercisable during the Option holder's lifetime only by the Option holder or, to the extent permitted by the Committee or by the terms of the Option agreement, the spouse of the Option holder who obtained the option pursuant to such a qualified domestic relations order described herein or pursuant to Section 14 hereof.


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12.      COMMON STOCK TO BE ISSUED IN COMPLIANCE WITH FEDERAL SECURITIES LAWS
         AND EXCHANGE RULES.

         At the discretion of the Committee, any Option may provide that the Option holder (and his or her permitted transferees, and his or her legal sucessors by will or the laws of descent and distribution or through a qualified domestic relations order), by accepting such Option, represents and agrees that none of the shares of Common Stock purchased upon exercise of the Option will be acquired with a view to any sale, transfer or distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall, upon request, furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of any Option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable licensing requirements of any principal securities exchange on which shares of the same class are listed.

13.      TERMINATION OF EMPLOYMENT.

         Termination of the employment relationship with the Company by the holder of an Option will have the effect specified in the individual Option agreement, as determined by the Committee. Any Option transferred pursuant to a qualified domestic relations order as defined in Section 11 shall continue to be subject to the provisions governing the grant to the original grantee, including without limitation, the provisions governing exercisability, vesting and termination (which shall be determined by reference to the employment status of the original grantee), unless the Option agreement or the Committee provides otherwise.

14.      DEATH OR PERMANENT DISABILITY OF OPTION HOLDER.

         The death or disability of an Option holder will have the effect specified in the individual Option agreement, as determined by the Committee.

15.      PRIVILEGES OF STOCK OWNERSHIP.

         No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of Common Stock issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered. No shares of Common Stock shall be issued and delivered upon the exercise of any Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which the Common Stock is then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

16.      ADJUSTMENTS.

         If the outstanding shares of the Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the


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then outstanding stock of the Company to another corporation, the
Plan shall terminate, and all Options theretofore granted hereunder shall terminate; provided, however, that notwithstanding the foregoing, the Committee shall provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the Options theretofore granted to become immediately exercisable notwithstanding the provisions of Section 8; (ii) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options and rights of new Options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment of an amount in cash or Common Stock per share of Common Stock subject to the Option equal to the excess of the fair market value of a share of Common Stock (as determined by the Committee) over the exercise price of such Option, in lieu of and in complete satisfaction of such Options.

         Adjustments under this Section 16 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

17.      AMENDMENT AND TERMINATION OF PLAN.

         The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Committee and the consent of the Option holder, in any way modify, amend, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

18.      EFFECTIVE DATE OF PLAN.

         The Effective Date of the Plan shall be the date it is approved by the Compensation Committee of the Board of Directors of the Company.